UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2006

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.

On March 1, 2006, PHH Corporation (“PHH”, “Company”, “we” or “our”) issued a press release indicating that we do not expect to meet the March 16, 2006 deadline to file our Annual Report on Form 10-K for the year ended December 31, 2005 (“Form 10-K”) because we have not yet finalized our financial statements for the fourth quarter and fiscal year 2005 and our independent auditors, Deloitte & Touche LLP, have not yet completed their audit of our 2005 financial statements. We are working diligently to complete the Form 10-K but are unable at this time to provide an expected date for the filing of the Form 10-K.

As previously reported in our filings with the Securities and Exchange Commission (“SEC”), on February 1, 2005, we began operating as an independent, publicly-traded company pursuant to a spin-off (“Spin-Off”) from Cendant Corporation (“Cendant”). Prior to our Spin-Off from Cendant, we underwent an internal reorganization which required significant accounting adjustments and certain allocations were made that are now the subject of additional review by us and our independent auditors as part of the on-going audit of our 2005 financial statements. As part of this review, on February 28, 2006, we determined that we expect that a material charge for impairment associated with the assets described below may be required under generally accepted accounting principles.

The Spin-Off required the allocation and valuation of tax attributes to our post Spin-Off businesses which had previously been reported for tax filing purposes as part of the Cendant consolidated income tax returns (including certain alternative minimum tax attributes), which are accounted for as deferred tax assets for financial reporting purposes. We are performing an extensive analysis regarding the carrying value of the deferred tax assets. This analysis requires an in-depth examination of the tax accounting methodologies previously utilized. Our current evaluation is focused on the amount of deferred tax assets that were available to PHH at the Spin-Off. Additionally, we are evaluating the probability of ongoing realizability of these tax assets by PHH. We expect that the foregoing analysis may result in taking an impairment against our deferred tax assets and a charge to our net income during 2005 of as much as $50 million.

We are in the process of reviewing documentation and reevaluating the analysis regarding amounts equal to $21 million relating to certain intangibles for trademarks and customer lists in connection with the goodwill reallocation taken at the time of the Spin-Off and the resulting impairment previously recorded. We expect that this analysis may result in a reclassification to goodwill and an impairment of such goodwill, which could potentially be reflected as a charge to our net income during 2005 of as much as $21 million.

As described more fully in Item 8.01 below, matters identified at this stage are necessarily preliminary and subject to change. As we continue the process of evaluating the above accounting issues and completing the audit of our 2005 financial statements and Form 10-K, we may also identify other material accounting issues which, individually or in the aggregate, may result in impairments to assets and/or adjustments to or restatements of our financial statements.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 1, 2006, we announced that our Board of Directors had appointed Mr. Clair M. Raubenstine as our Executive Vice President and Chief Financial Officer. This appointment was effective on February 23, 2006. Mr. Raubenstine will serve as the Company’s principal financial and accounting officer. The Board determined that the Company would be best served by having a Chief Financial Officer with extensive public company accounting experience. Mr. Raubenstine assumed the role of Chief Financial Officer from Mr. Neil J. Cashen, formerly our Executive Vice President and Chief Financial Officer. Mr. Cashen will continue serving the Company as Senior Vice President, Strategic Planning and Investor Relations.

From October 1998 through June 2002, Mr. Raubenstine served as a national independence consulting partner with PricewaterhouseCoopers, LLP (“PwC”). He also served as SEC consulting partner, Pennsylvania cluster accounting and auditing consultant, and prior thereto, as the director of Accounting, Auditing and SEC for the Atlantic Region of PwC.  While with PwC, Mr. Raubenstine served as an assurance and business advisory services partner and served as client service partner to various public and private companies. Mr. Raubenstine’s career at PwC spanned 39 years until his retirement in June 2002. From July 2002 through February 2006, Mr. Raubenstine has provided accounting and financial advisory services to various charitable and educational organizations.

Mr. Raubenstine is a licensed Certified Public Accountant in Pennsylvania, New York and New Jersey, is a Certified Management Accountant and is Certified in Financial Management. Mr. Raubenstine (age 64) is a cum laude graduate of Rider University. Mr. Raubenstine currently serves as a member of the Board of Directors and Audit Committee and Compensation Committee of Stonebridge Financial Corp., a private bank holding company.

Mr. Raubenstine will receive an initial annual salary of $1 million. He will not be eligible for a bonus in 2006.   He will be able to participate in the Company's benefits plans as in effect from time to time.

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

In light of the fact that we will delay the filing of our Form 10-K, the fiduciaries of the PHH Corporation Employee Savings Plan and the PHH Home Loans, LLC Employee Savings Plan (collectively, "401(k) Plans") determined to temporarily suspend future purchases of our common stock pursuant to the 401(k) Plans. The suspension will begin at 6:00 PM (Eastern Standard Time) on March 1, 2006 and it is anticipated that the suspension will end when we file our Form 10-K ("Blackout period"). As a result, pursuant to Regulation BTR, on March 1, 2006, we sent notices to our directors and executive officers notifying them that, until the end of the Blackout period, they are prohibited from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any shares of our common stock or any other equity security of the Company to the extent that stock or equity security was acquired in connection with employment as an executive officer or services as a director.

This notice regarding the Blackout period was provided to our executive officers and directors to ensure compliance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR. We have attached the notice sent to the directors and executive officers regarding the Blackout period as Exhibit 99.2 to this Form 8-K and that notice is incorporated by reference herein.

We received notice of the Blackout period on March 1, 2006, due to action by the fiduciaries of the 401(k) Plans on that date. Advance notice of the Blackout period to our directors and executive officers was not possible due to events that were unforeseeable and circumstances that were beyond the reasonable control of the Company.

We are working diligently to complete the Form 10-K but are unable at this time to provide an expected date for the filing of the Form 10-K. We will notify our executive officers and directors once the ending date of the Blackout period has been determined.

Inquiries regarding the Blackout period should be directed to Mr. William F. Brown, General Counsel, at 856-917-0903 or 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Item 7.01. Regulation FD Disclosure.

On March 1, 2006, we issued a press release indicating, among other things, that we do not expect to meet the March 16, 2006 deadline to file our Form 10-K. The Company hereby furnishes a copy of such press release, as Exhibit 99.1 to this Form 8-K.

The information in this Item and Exhibit 99.1 to this Form 8-K shall not be deemed “filed” with the SEC for any purpose including Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be incorporated by reference into any registration statement filed by PHH under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

Delay in Filing of Form 10-K

On March 1, 2006, we announced that we do not expect to meet the March 16, 2006 deadline to file our Form 10-K because we have not yet finalized our financial statements for the fourth quarter and fiscal year 2005 and our independent auditors, Deloitte & Touche LLP, have not yet completed their audit of our 2005 financial statements. We are working diligently to complete the Form 10-K but are unable at this time to provide an expected date for the filing of the Form 10-K. As a result, we plan to delay our fourth quarter and year end earnings press release and the accompanying earnings conference call previously scheduled for March 10, 2006 until after we file our Form 10-K. We intend to hold a conference call at 9:00 a.m. on Thursday, March 2, 2006 to discuss the matters disclosed in this Form 8-K.

Prior to our Spin-Off from Cendant, we underwent an internal reorganization which required significant accounting adjustments and certain allocations were made that are now the subject of additional review by us and our independent auditors as part of the on-going audit of our 2005 financial statements. The finalization of our 2005 financial statements and the audit thereof have also required that we obtain documentation from Cendant, which continues to be cooperative with us.

Among the matters being reviewed and that have delayed the completion of the audit of our 2005 financial statements are the documentation and analysis of the following accounting matters: (i) the allocation and valuation of certain Spin-Off deferred tax assets approximating $50 million; (ii) the reevaluation of $21 million of certain intangibles related to trademarks and customer lists in connection with the goodwill reallocation at the time of the Spin-Off and the resulting impairment previously recorded; (iii) the $239 million goodwill impairment taken as a result of the Spin-Off in the first quarter of 2005; (iv) the appropriateness of consolidating PHH Home Loans LLC, the mortgage joint venture between Cendant and PHH Mortgage which commenced operations in October 2005 (“Mortgage Venture”), in our consolidated financial statements; (v) the proper tax classification and resulting tax implications of derivatives, hedges and swaps used in our business; (vi) the appropriateness of state tax effective rates included in our income tax provision; and (vii) the appropriateness of not recording federal income tax reserves associated with the amended and restated tax sharing agreement dated as of December 21, 2005 with Cendant post Spin-Off.

The Spin-Off required the allocation and valuation of tax attributes to our post Spin-Off businesses which had previously been reported for tax filing purposes as part of the Cendant consolidated income tax returns (including certain alternative minimum tax attributes), which are accounted for as deferred tax assets for financial reporting purposes. We are performing an extensive analysis regarding the carrying value of the deferred tax assets. This analysis requires an in-depth examination of the tax accounting methodologies previously utilized. Our current evaluation is focused on the amount of deferred tax assets that were available to PHH at the Spin-Off. Additionally, we are evaluating the probability of ongoing realizability of these tax assets by PHH. We expect that the foregoing analysis may result in taking an impairment against our deferred tax assets and a charge to our net income during 2005 of as much as $50 million.

We are in the process of reviewing documentation and reevaluating the analysis of $21 million of certain intangibles related to trademarks and customer lists in connection with the goodwill reallocation at the time of the Spin-Off and the resulting impairment previously recorded. We expect that this analysis may result in a reclassification to goodwill and an impairment of such goodwill, which could potentially be reflected as a charge to our net income during 2005 of as much as $21 million.

A goodwill impairment charge in the amount of $239 million was taken in the first quarter of 2005 as a result of our analysis of goodwill following the Spin-Off. This goodwill and other intangible amounts related to our Fleet Management Services segment resulted principally from our acquisition in March 2001 of the 82.2% of Avis Group Holdings, Inc. that Cendant did not already own. Through this acquisition, we acquired a portion of the fleet management business we had previously sold to Avis in June 1999. We are currently obtaining additional documentation from Cendant and evaluating the allocation of goodwill and establishment of intangibles and the subsequent reallocation of goodwill completed prior to the Spin-Off.

We are also evaluating a consolidation issue involving the Mortgage Venture under the Financial Accounting Standards Board Interpretation No. 46R, “Consolidation of Variable Interest Entities.” We are in the process of analyzing the appropriateness of consolidating the financial statements of the Mortgage Venture, which commenced operations in October 2005, in our consolidated financial statements. If we determine that the Mortgage Venture should not be consolidated in our consolidated financial statements, the Mortgage Venture will be presented on the equity method of accounting in our consolidated financial statements.

Matters identified at this stage are necessarily preliminary and subject to change. As we continue the process of evaluating the above accounting issues and completing the audit of our 2005 financial statements and Form 10-K, we may also identify other material accounting issues which, individually or in the aggregate, may result in impairments to assets and/or adjustments to or restatements of our financial statements.

We have notified the New York Stock Exchange (“NYSE”) that we do not expect to meet the March 16, 2006 deadline to file our Form 10-K. We further notified the NYSE that we anticipate filing a Form 12b-25 Notification of Late Filing with the SEC and that we are unable at this time to provide an expected date for the filing of the Form 10-K. Under applicable SEC rules, if we file the Form 10-K by March 31, 2006, the Form 10-K would be deemed timely filed. If we are able to meet this extended deadline, we believe we would be able to satisfy the requirements of Section 203.01 of the NYSE Listed Company Manual, to distribute our annual report containing financial statements of the Company to our stockholders within 120 days of our 2005 fiscal year end.

Liquidity

Revolving Credit Facilities and Other Financing Arrangements

We believe we have adequate liquidity to fund our operating cash needs. Our revolving credit facilities and various other financing agreements require, among other things, that the Company file, and/or deliver to the various lenders and trustees (within various specified periods of time) a copy of, the Company’s financial statements or the financial statements of our Mortgage Services segment. We have discussed the matters disclosed in this Form 8-K with the principal lenders and trustees under our revolving credit facilities and various other financing agreements and will seek to obtain any necessary covenant waivers from such parties as a result of these matters. There can be no assurance that any required waivers will be received on a timely basis and failure to obtain waivers could be material and adverse to our business, liquidity and financial condition. Under our revolving credit facilities and certain other financing agreements, the lenders or trustees have the right to notify us if they believe we have breached a covenant under the operative documents and may declare an event of default. We currently have no reason to expect that any such notices will be given. However, if one or more notices of default were to be given, we believe we would have various periods in which to cure such events of default. If we did not cure the events of default or obtain necessary waivers within the required time periods, the maturity of some of our debt could be accelerated and our ability to incur additional indebtedness could be restricted.

Credit Ratings

Our senior debt credit ratings from Moody’s Investors Service, Standard & Poor’s and Fitch Ratings are Baa3, BBB and A-, respectively. Our short-term debt credit ratings from Moody’s Investors Service, Standard & Poor’s and Fitch Ratings are P-3, A-2 and F-2, respectively. Any inability to timely file our Form 10-K or any of the underlying reasons causing the delay in the filing of our Form 10-K, could also cause us to be placed on “credit watch” and/or cause our credit ratings to be lowered. These events could cause our access to the public corporate debt markets to be severely limited. In the event of a ratings downgrade below investment grade, we may be required to rely upon alternative sources of financing, such as bank lines and private debt placements (secured and unsecured). A drop in our credit ratings could also increase our cost of borrowing under our revolving credit facilities and various other financing arrangements. Furthermore, we may be unable to retain all of our existing bank credit commitments beyond the then existing maturity dates. As a consequence, our cost of financing could rise significantly.

Asset-Backed Debt Markets

As part of our diversified funding strategy, we also rely on the asset-backed debt markets where we fund the majority of our operating activities. In particular, the majority of our mortgages held for sale and vehicles and related assets are funded in these markets. Because this debt is secured by the underlying assets, factors impacting our access to this market are more dependent upon, among other things, the performance and quality of the underlying assets and the levels of over-collateralization supporting the assets rather than our unsecured debt ratings. As a result, our asset-backed debt generally has higher credit ratings and provides broader and lower cost access to the funding markets. We do not anticipate that our inability to timely file our Form 10-K or any of the underlying reasons causing the delay in the filing of our Form 10-K, will have a material adverse impact on our access to these markets.

As disclosed in our Current Report on Form 8-K filed on February 9, 2006, Chesapeake Funding LLC (“Chesapeake”), a wholly-owned subsidiary of PHH, provided notice of its intention to redeem all of its floating rate callable asset-backed notes (“Term Notes”) with an aggregate outstanding principal balance of approximately $1.2 billion as of February 9, 2006. In addition, Chesapeake announced its intention to redeem its senior preferred membership interests, which totaled $398 million as of February 9, 2006 and are held by Terrapin Funding LLC (“Terrapin”), a related third party. The proceeds from the redemption of these PMIs will be used by Terrapin to redeem all of its floating rate asset-backed investor notes (“Investor Notes”) with an aggregate outstanding principal balance of approximately $368 million as of February 9, 2006.

Chesapeake has obtained commitment letters (“Commitments”) from multi-seller conduits (“Facility”), which are in excess of the anticipated redemption amounts described above. Any inability to file our Form 10-K on a timely basis, or any of the underlying reasons causing the delay in the filing of our Form 10-K, could also cause one or more of our lenders to withdraw their Commitments which could prevent Chesapeake from completing the scheduled redemption of the Term Notes and the PMIs and, in turn, prevent Terrapin from completing the scheduled redemption of the Investor Notes. Any such failure to complete the scheduled redemptions of the Term Notes, PMIs and Investor Notes could result in an amortization event under the Chesapeake financing facilities and prevent incremental funding of new vehicle purchases through Chesapeake. In such an event, we would have to place greater reliance upon our unsecured funding sources. We have had discussions with the group of lenders regarding their Commitments and, at this time, believe the Facility will close as scheduled. However, there can be no assurance that the Facility will be closed or that the redemption transactions described above will occur as scheduled, or at all.

Internal Control Over Financial Reporting

As we have continued to work toward concluding the process of assessing our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, we have identified a number of control deficiencies. We expect that some of these control deficiencies will be classified as material weaknesses and that others may be classified as significant deficiencies that alone or in the aggregate may constitute material weaknesses. A material weakness is a control deficiency (within the meaning of Public Company Accounting Oversight Board Auditing Standard No. 2), or combination of control deficiencies, that results in there being more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis by employees in the normal course of their assigned functions.

As a result of management’s ongoing efforts to complete its assessment of our internal controls over financial reporting and in anticipation that certain significant deficiencies will be classified as material weaknesses by management and in our independent auditor’s internal control attestation report, we believe that we will need to continue to implement changes in our internal control over financial reporting. Further, as management and our independent auditor’s finalize evaluations, we plan to remediate promptly any material weaknesses or other control deficiencies that may be identified.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 Press Release, dated March 1, 2006.

Exhibit 99.2 Important Notice Regarding Blackout Period and Restrictions on Ability to Trade Shares of the Company’s Securities, dated March 1, 2006.

This Current Report on Form 8-K and Exhibits 99.1 and 99.2 hereto contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts.

You should consider the areas of risk described under the heading “Forward Looking Statements” in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as Exhibit 99 thereto, titled “Risk Factors Affecting our Business and Future Results,” in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ Clair M. Raubenstine
Name: Clair M. Raubenstine
Title: Executive Vice President and Chief Financial Officer

Dated: March 1, 2006